EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ulticom, Inc. of our report dated February 25, 2000 (March 13, 2000 as to Note 1), appearing in Amendment No.1 to Registration Statement No. 333-45366 on Form S-1 of Ulticom, Inc.


/s/ Deloitte & Touche LLP

September 15, 2000
New York, New York